As filed with the Securities and Exchange Commission on December 21, 2012
             Registration No. 333-146822
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST EFFECTIVE AMENDMENT NO. 4
TO
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

NV Energy, Inc.
(Exact name of registrant as specified in its charter)
_______________

NEVADA
(State or other jurisdiction of incorporation or organization)
_______________

88-0198358
(I.R.S. Employer Identification No.)
_______________

6226 West Sahara Drive
Las Vegas, Nevada 89146
(702) 402-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________

NV Energy, Inc. Amended and Restated Employee Stock Purchase Plan
NV Energy, Inc. 2003 Non-Employee Director Stock Plan
NV Energy, Inc. Amended and Restated 2004 Executive Long-Term Incentive Plan
 (Full title of the plan)
_______________

Paul J. Kaleta, Esq.
Executive Vice President, General Counsel and Shared Services, Corporate Secretary
NV Energy, Inc.
6226 West Sahara Drive
Las Vegas, Nevada 89146
(702) 402-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
James A. McDaniel, Esq.
Choate, Hall & Stewart LLP
Two International Place
Boston, Massachusetts 02110
(617) 248-5000

EXPLANATORY STATEMENT

    NV Energy, Inc. (the “Company”) is filing this Post-Effective Amendment No. 4 to its Registration Statement on Form S-8 (No. 333-146822) (the “Registration Statement”) to  terminate the Registration Statement and thereby withdraw and remove from registration thereunder the unissued and unsold shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable by the Company pursuant to the NV Energy, Inc. Amended and Restated Employee Stock Purchase Plan, NV Energy, Inc. 2003 Non-Employee Director Stock Plan and NV Energy, Inc. Amended and Restated 2004 Long-Term Incentive Plan (collectively, the “Plans”) previously registered by the Company pursuant to the Registration Statement.  The Company is filing this Post-Effective Amendment No. 4 in accordance an undertaking of the Company in the Registration Statement.  The Registration Statement has been superseded by a new Registration Statement on Form S-8 (No. 333-183439), pursuant to which the Company has registered the unissued and unsold shares of Common Stock issuable by the Company from time to time under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 21, 2012.

   NV ENERGY, INC.

By:	/s/ Jonathan S. Halkyard
Jonathan S. Halkyard
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Michael W. Yackira	Director, President and Chief Executive Officer (Principal Executive Officer)	December 21, 2012

Jonathan S. Halkyard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2012

E. Kevin Bethel	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	December 21, 2012

Philip G. Satre	Director and Chairman of the Board	December 21, 2012

Joseph B. Anderson, Jr.	Director	December 21, 2012

Glenn C. Christenson	Director	December 21, 2012

Signature	Title	Date

Susan F. Clark	Director	December 21, 2012

Stephen E. Frank	Director	December 21, 2012

Brian J. Kennedy	Director	December 21, 2012

Maureen T. Mullarkey	Director	December 21, 2012

John F. O’Reilly	Director	December 21, 2012

Donald D. Snyder	Director	December 21, 2012

By:	/s/ E. Kevin Bethel
E. Kevin Bethel, Attorney-in-Fact